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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (No. 33-26053, 33-63962, 33-63964 and 333-48155) of
Rehabilicare Inc. of our report dated September 23, 1998 appearing in this From 10-KSB.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
September 28, 1998